Exhibit 10h (iv)

RESTRICTED STOCK AGREEMENT
(Under the Kaman Corporation
2003 Stock Incentive Plan)

THIS AGREEMENT, made and entered into as of the ___ day of _______, 20___, by and between KAMAN CORPORATION, a Connecticut corporation, with its principal office in Bloomfield, Connecticut (the "Corporation"), and _________________, (the "Participant");

W I T N E S S E T H :

WHEREAS, it has been determined that the Participant, who currently serves as _________ of the Corporation, is an Eligible Person under the Corporation's 2003 Stock Incentive Plan (the "Plan"); and

WHEREAS, effective _________, the Corporation has granted a Restricted Stock Award to the Participant pursuant to the Plan and subject to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Restricted Stock Award.

(a) Subject to the terms and conditions of this Agreement, _________________ (_____) shares of the Common Stock of the Corporation (the "Restricted Shares") shall be transferred to the Participant as additional compensation for services rendered to the Corporation or one of its Subsidiaries. The Restricted Shares may be subject to forfeiture during a specified time period, as more particularly described in Sections 2 and 3 of this Agreement.

(b) In order for the transfer of Restricted Shares to occur, each Participant must execute and deliver a copy of this Agreement to the Executive Vice President and Chief Financial Officer of the Corporation at the Corporation's offices in Bloomfield, Connecticut within sixty (60) days of the date of this Agreement. If the Restricted Shares are subject to forfeiture, such executed copy of this Agreement must be accompanied by the attached stock powers (in accordance with Section 3 (e) hereof). Promptly thereafter, certificates representing the Restricted Shares subject to forfeiture shall be issued and held for the Participant by the Executive Vice President and Chief Financial Officer of the Corporation (the “Custodian”) until the end of the applicable Installment Restriction Period described in Section 2. Restricted Shares not subject to forfeiture shall be promptly issued and delivered to the Participant.

(c) Effective upon the date of delivery to the Participant, or to the Custodian, as indicated in subsection (b) above, of certificates for the Restricted Shares registered in the Participant's name, the Participant will be a holder of record of the Restricted Shares and will have, subject to the terms and conditions of this Agreement, all rights of a shareholder with respect to such shares including the right to vote such shares at any meeting of shareholders of the Corporation at which such shares are entitled to vote and the right to receive all distributions of any kind paid with respect to such shares. With respect to an Employee, if distributions are paid in the form of Common Stock, any such shares will be delivered to and held by the Custodian, if subject to forfeiture, or the Participant if not subject to forfeiture, and will be considered “Restricted Shares.”

2. Lapse of Restrictions. [This Section 2 shall only apply if the Restricted Shares are subject to forfeiture and otherwise shall be deleted but marked “Intentionally Omitted.”]

(a) All restrictions set forth in Section 3 below will lapse in their entirety with respect to twenty percent (20%) of the Restricted Shares on each of the following dates:

___________, 20__
___________, 20__
___________, 20__
___________, 20__
___________, 20__

Each such period is called an "Installment Restriction Period." Installment Restriction Periods are collectively referred to as the "Restriction Period." Subject to the following provisions, Restricted Shares subject to an Installment Restriction Period shall, as of the end of that Installment Restriction Period, be free of further restrictions (“vested”).

(b) As soon as reasonably practicable after the end of an Installment Restriction Period, the Custodian will deliver to the Participant the certificate or certificates for the vested shares subject to that Installment Restriction Period; provided, however, that the Custodian shall not issue such shares to the Participant until the Participant has either (i) paid, or (ii) made provisions satisfactory to the Committee for the payment of, all applicable tax withholding obligations.

(c) If the Participant's employment with or other service to the Corporation or a Subsidiary terminates during the Restriction Period because of death or Disability, effective on the date of that event all restrictions set forth in Section 3 will lapse in their entirety with respect to all of the then Restricted Shares and certificates for the Restricted Shares will be delivered in accordance with Section 2(b).

3. Restrictions. [This Section 3 shall only apply if the Restricted Shares are subject to forfeiture and otherwise shall be deleted but marked “Intentionally Omitted.”] To the extent that the Restricted Shares remain subject to restrictions set forth in this Section 3, such restrictions shall lapse in the event of a Change in Control, as defined and subject to the conditions set forth in the Plan.

(a) Except as provided in Sections 2(c) and 3(b), if the Participant's employment with or other service to the Corporation or a Subsidiary terminates during the Restriction Period, then effective upon the date of termination, all Restricted Shares which are not vested shall automatic-ally be forfeited to the Corporation. Employment or other service will not be deemed to have terminated for this purpose by reason of a leave of absence approved by the Committee.

(b) If the Participant retires from active service with the Corporation or a Subsidiary under the terms of the Kaman Corporation Employees' Pension Plan during the Restriction Period, effective upon retirement the Restricted Shares which are not vested will automatically be forfeited to the Corporation; except that, the Committee may, in its sole discretion, allow all restrictions set forth in this Section 3 to lapse in their entirety with respect to the Restricted Shares which thereupon shall be vested. If the restrictions are allowed to lapse, certificates for the vested shares will be delivered in accordance with section 2(b).

(c) None of the Restricted Shares, nor the Participant's interest in any of the Restricted Shares, may be encumbered, sold, assigned, transferred, pledged or otherwise disposed of at any time during the Restriction Period. In the event of any such action, all then Restricted Shares shall automatically be forfeited to the Corporation effective upon the date of such event. The Participant will repay to the Corporation all dividends, if any, paid on or after the date of the event with respect to the forfeited shares.

(d) If the Participant at any time forfeits Restricted Shares pursuant to this Agreement, the certificate or certificates for such Restricted Shares will be delivered by the Custodian to the Corporation. All of the Participant's rights to and interest in the Restricted Shares shall terminate upon forfeiture without payment of consideration.

(e) The Participant shall sign and deliver to the Corporation the stock powers attached hereto relating to the Restricted Shares. If Restricted Shares are forfeited under this Agreement, the Corporation shall direct the Transfer Agent and Registrar of the Corporation's Common Stock to make appropriate entries upon their records showing the cancellation of the certificate or certificates for the Restricted Shares and to return the shares represented thereby to the Corporation. The stock power gives the Custodian the authority to take any action necessary to affect the transfer of shares to the Corporation. The stock power or powers will be returned to the Participant upon expiration of the applicable Installment Restriction Period.

(f) The Committee shall make all determinations in connection with this Agreement, including determinations as to whether an event has occurred resulting in the forfeiture of or lapse of restrictions on Restricted Shares and all such determinations of the Committee shall be final and conclusive.

4. Appointment Of Agent. By executing this Agreement, the Participant, if the Restricted Shares are subject to forfeiture, irrevocably nominates, constitutes and appoints the Custodian as his agent and attorney-in-fact for purposes of surrendering or transferring the Restricted Shares to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and shall survive the Participant's death. In addition, it is intended as a durable power and shall survive the Participant's Disability.

5. No Employment Rights. No provision of this Agreement shall:

(a) confer or be deemed to confer upon the Participant any right to continue in the employ of the Corporation or any Subsidiary or in any way affect the right of the Corporation or any Subsidiary to dismiss or otherwise terminate the Participant's employment at any time for any reason with or without cause, or

(b) be construed to impose upon the Corporation or any Subsidiary any liability for any forfeiture of Restricted Shares which may result under this Agreement if the Participant's employment is so terminated, or

(c) affect the Corporation's right to terminate or modify any contractual relationship with a Participant, who is not an employee of the Corporation or a Subsidiary.

6. No Liability For Business Acts Or Omissions.

(a) The Participant recognizes and agrees that the Board or the officers, agents or employees of the Corporation, including the Custodian, in their conduct of the business and affairs of the Corporation, may cause the Corporation to act, or to omit to act, in a manner that may, directly or indirectly, prevent the Restricted Shares from vesting under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Corporation, the Board or any officer, agent or employee of the Corporation, including the Custodian, for any forfeiture of Restricted Shares that may result, directly or indirectly, from any such action or omission.

(b) In the event of recapitalization, stock split, stock dividend, divisive reorganization or other change in capitalization affecting the Corporation's shares of Common Stock, an appropriate adjustment will be made in respect of the Restricted Shares. Any new or additional or different shares or securities issued as the result of such an adjustment with respect to vested shares will be delivered to the Participant. Any new or additional or different shares or securities issued as the result of such an adjustment with respect to Restricted Shares that are not vested will be delivered to and held by the Custodian and will be deemed included within the term "Restricted Shares."

7. Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

8. Interpretation. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and the Plan is incorporated herein by reference.

9. Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

10. Complete Agreement. This Agreement contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto.

11. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Participant, his or her heirs, devisees and legal representatives.

12. Legal Representative. In the event of the Participant's death or a judicial determination of his or her incompetence, reference in this Agreement to the Participant shall be deemed to refer to his or her legal representative, heirs or devisees, as the case may be.

13. Business Day. If any event provided for in this Agreement is scheduled to take place on a day on which the Corporation's corporate offices are not open for business, such event shall take place on the next succeeding day on which the Corporation's corporate offices are open for business.

14. Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

15. Notices.

(a) Any notice to the Corporation pursuant to any provision of this Agreement will be deemed to have been delivered when delivered in person to the Corporation or when deposited in the United States mail, addressed to the Secretary of the Corporation at the Corporation's corporate offices, or such other address as the Corporation may from time to time designate in writing.

(b) Any notice to the Participant pursuant to any provision of this Agreement will be deemed to have been delivered when delivered to the Participant in person or when deposited in the United States mail, addressed to the Participant at the address on the shareholder records of the Corporation or such other address as he or she may from time to time designate in writing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.
Participant		KAMAN CORPORATION
By
Dated:		Its